Exhibit 8.1
November 7, 2011

Teekay LNG Partners L.P. Teekay GP L.L.C. 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM08 Bermuda
Re:	Teekay LNG Partners L.P. Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as counsel to Teekay LNG Partners L.P., a Republic of The Marshall Islands limited partnership (the “Partnership”), in connection with the offer and sale of common units representing limited partner interests in the Partnership (the “Offering”) pursuant to a registration statement on Form F-3 (No. 333-174220) (the “Registration Statement”), as supplemented by the final prospectus dated November 2, 2011 (the “Prospectus Supplement”) and the documents incorporated by reference therein.
You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective unitholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement and the Prospectus Supplement, (ii) the certificate of the Partnership, Teekay GP L.L.C., a Republic of The Marshall Islands limited liability company (the “General Partner”) and certain other affiliates of the Partnership (the “Tax Certificate”), (iii) that certain First Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P., dated as of May 10, 2005 as amended by Amendment No. 1 dated as of May 31, 2006 and Amendment No. 2 dated as of April 15, 2008, but effective as of January 1, 2007 (the “Partnership Agreement”), (iv) those certain letter rulings dated September 20, 2005, June 26, 2009 and August 13, 2009 received by Teekay Corporation, the Partnership and Teekay Holdings Limited from the Internal Revenue Service (the “Rulings”), and (v) such other documents, certificates, records, statements and representations made by the Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.
In addition, we have assumed, with your permission, that (i) the Partnership will operate in full compliance with the terms of the Partnership Agreement without waiver or breach of any material provision thereof, (ii) the Rulings will not be revoked or modified, (iii) the statements and representations concerning the Partnership and its operations contained in the Registration Statement and the Prospectus Supplement and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (iv) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (v) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Teekay LNG Partners L.P.
Teekay GP L.L.C.
November 7, 2011

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement and the Prospectus Supplement, the discussion set forth in, and as of the date of, the Registration Statement and the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations,” unless otherwise noted therein, is our opinion insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters.
This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement and the Prospectus Supplement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective unitholders.
We hereby consent to the discussion of this opinion in the Registration Statement and the Prospectus Supplement, to the filing of this opinion as an exhibit to the Prospectus Supplement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Registration Statement and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus Supplement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
Perkins Coie LLP